2025 Annual Shareholders’ Meeting May 29, 2025 NASDAQ: FVCB

This presentation may contain statements relating to future events or future results of FVCBankcorp, Inc. (“FVCB”) that are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward- looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements: general business and economic conditions, including higher inflation and its impacts, nationally or in the markets that FVCB serves could adversely affect, among other things, real estate valuations, unemployment levels, the ability of businesses to remain viable, consumer and business confidence, and consumer or business spending, which could lead to decreases in demand for loans, deposits, and other financial services that FVCB provides and increases in loan delinquencies and defaults; the impact of the interest rate environment on our business, financial condition and results of operation, and its impact on the composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities; changes in FVCB's liquidity requirements could be adversely affected by changes in its assets and liabilities; changes in the assumptions underlying the establishment of reserves for possible credit losses and the possibility that future credit losses may be higher than currently expected; changes in market conditions, specifically declines in the commercial and residential real estate market, volatility and disruption of the capital and credit markets, and soundness of other financial institutions FVCB does business with; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; FVCB's investment securities portfolio is subject to credit risk, market risk, and liquidity risk as well as changes in the estimates used to value the securities in the portfolio; declines in FVCB's common stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause us to record a noncash impairment charge to earnings in future periods; geopolitical conditions, including acts or threats of terrorism, or actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues or emergencies, and other catastrophic events; the management of risks inherent in FVCB's real estate loan portfolio, and the risk of a prolonged downturn in the real estate market, which could impair the value of loan collateral and the ability to sell collateral upon any foreclosure; the impact of changes in bank regulatory conditions, including laws, regulations and policies concerning capital requirements, deposit insurance premiums, taxes, securities, and the application thereof by regulatory bodies; the effect of changes in accounting policies and practices, as may be adopted from time to time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setting bodies; competitive pressures among financial services companies, including the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the effect of acquisitions and partnerships FVCB may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; FVCB's involvement, from time to time, in legal proceedings and examination and remedial actions by regulators; and potential exposure to fraud, negligence, computer theft and cyber-crime, and FVCB's ability to maintain the security of its data processing and information technology systems. The foregoing factors should not be considered exhaustive and should be read together with other cautionary statements that are included in our Annual Report on Form 10- K for the year ended December 31, 2024, including those discussed in the section entitled “Risk Factors”. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this presentation. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. Use of Non-GAAP Financial Measures This presentation includes certain financial information that is calculated and presented on the basis of methodologies that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include pre-tax pre-provision return on average assets, pre-tax pre-provision return on average equity, tangible book value, tangible common equity, tangible assets and efficiency ratio. The non-GAAP financial measures included in this presentation do not replace the presentation of FVCB’s GAAP financial results, should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. These measurements provide supplemental information to assist management, as well as certain investors, in analyzing FVCB’s core business, capital position and results of operations. FVCB has chosen to provide this additional information to investors because it believes that these measures are meaningful in assisting investors to evaluate FVCB’s core ongoing operations, results and financial condition. Reconciliations of the non-GAAP financial measures provided in this presentation to the most directly comparable GAAP measures can be found in the appendix of this presentation. Forward-Looking Statements; Non-GAAP Information 2

FVCB Company Snapshot (1) Consolidated financial data as of the three months ended March 31, 2025, unless otherwise noted. (2) Nonperforming assets defined as nonaccruals, loans past-due 90 days or more, and other real estate owned. (3) Non-GAAP financial measure. See the reconciliation included in the appendix to this presentation. 3 2 1 3 5 4 8 6 7 LPO

Technology Deployment Driving Top-Tier Performance

Strategically Aligned Solutions

Lending

- **Loan origination platform** provides paperless workflow solution and automates approval process and tickler tracking.
- **Automated borrowing base certification** (Accounts Receivable Financing) streamlines process for government contracting customers and lender.
- **Automated warehouse lending platform** allows timely response with limited resources.
- **Automated construction loan functionality** for lender, borrower, title insurance and inspector.
- **Lightning Lending** provides digital lending experience for small businesses.

Treasury and Payments

- **Online deposit account opening** for businesses and consumers.
- **Zelle** for customers who use peer-to-peer digital payment processing.
- **Q2 Digital Platform** delivers online banking solutions and treasury management services with maximum flexibility.
- **Business Insights** provides cashflow analysis, forecasting and guidance to business customers.
- **Z Suite** is a digital platform that provides our 1031 exchange and property manager clients an efficient solution to handle three-party accounts and sub-ledgering.

Enterprise-Wide

- **Data analytics** functionality (KlariVis)* which provides:
  - Immediate access to better communicate and respond to customers.
  - Dashboards to easily analyze activity for all areas of the Bank.
  - Board reports without requiring preparation.
- **Robotic process automation** have reduced risk of error and reduced processing time from hours to minutes. Collectively hundreds of hours have been saved on daily, weekly, monthly and periodic repetitive manual processes.
- **FinTech investment** in cutting-edge (JAM FINTOP)* Blockchain Fund.

*FVCbankcorp, Inc. has invested in KlariVis and JAM FINTOP Blockchain Fund.

FVCBankcorp, Inc.

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Quarter Ended March 31, 2025 5 • Net Income Increased 5% Compared to the Prior Quarter. Net income totaled $5.2 million, or $0.28 diluted earnings per share, for the quarter ended March 31, 2025, compared to net income of $4.9 million, or $0.26 diluted earnings per share, for the quarter ended December 31, 2024. Return on average assets for the quarter ended March 31, 2025 was 0.94%, an increase from 0.90% for the quarter ended December 31, 2024. • Net Interest Margin Up 15% and Net Interest Income Improved 18%, Compared to the Year Ago Quarter. For the quarter ended March 31, 2025, net interest margin improved 6 basis points to 2.83% from 2.77% for the three months ended December 31, 2024, the fifth consecutive quarter of margin improvement, and increased 36 basis points, or 15%, compared to 2.47% for the first quarter of 2024. Net interest income increased $2.3 million, or 18%, to $15.1 million for the first quarter of 2025, compared to $12.8 million for the year ago quarter ended March 31, 2024. • Strong Credit Quality. Loans past due 30 days or more totaled $1.3 million at March 31, 2025, a decrease of $7.2 million, or 84%, from $8.4 million at December 31, 2024. Past due loans at March 31, 2025 were primarily consumer real estate secured. Nonperforming loans at March 31, 2025 decreased to $10.7 million, or 16%, from $12.8 million at December 31, 2024. Nonperforming loans to total assets decreased to 0.48% at March 31, 2025 from 0.58% at December 31, 2024. The Company recorded net recoveries of $139 thousand, or 0.03% to average loans, for the quarter ended March 31, 2025. • Strong, Well Capitalized Balance Sheet. All of FVCbank’s (the “Bank”) regulatory capital components and ratios were in excess of thresholds required to be considered "well capitalized", with total risk-based capital to risk- weighted assets of 15.07% at March 31, 2025, compared to 14.73% at December 31, 2024. The tangible common equity ("TCE") to tangible assets ("TA") ratio for the Bank increased to 10.98% at March 31, 2025, from 10.87% at December 31, 2024. The Bank’s investment securities are classified as available-for-sale, and therefore the unrealized losses on these securities are fully reflected in the TCE/TA ratio.

Relationship Driven Model Continues to Create Balance Sheet Leverage Total Assets ($M) Total Loans, Net of Fees ($M) Total Deposits ($M) CAGR: 5.0% CAGR: 6.1% CAGR: 5.3% 6 Track Record of Strong Growth and Profitability $1,821 $2,203 $2,344 $2,191 $2,199 $2,241 2020 2021 2022 2023 2024 2025 Q1 $1,466 $1,504 $1,840 $1,829 $1,870 $1,882 2020 2021 2022 2023 2024 2025 Q1 $1,532 $1,884 $1,830 $1,845 $1,871 $1,907 2020 2021 2022 2023 2024 2025 Q1

Track Record of Strong Growth and Profitability (1) Non-GAAP financial measure. See the reconciliation included in the appendix to this presentation. (2) Excludes non-recurring transaction costs of $0.68 million for 2020, $1.4 million for 2021, $0.13 million for 2022, $16.0 million for 2023 and $2.4 million for 2024. Net Income and Pre-Tax Pre-Provision Income (non-GAAP) ($M)1 Net Interest Margin (%) • For Q1 ‘25, net interest margin was 2.83% and efficiency ratio was 58.1%. • Robust market opportunities with relationship driven growth strategy. • Technology and operating efficiencies provide ability to scale. • Core deposit relationships, commitment to technology and high touch service. Income, Expense and Efficiency Ratio (non-GAAP) (%)1 7 Drivers of Earnings Growth: $15.5 $21.9 $25.0 $3.8 $15.1 $5.2 $25.3 $29.2 $33.7 $20.4 $22.3 $6.6 2020 ² 2021 ² 2022 ² 2023 ² 2024 ² 2025 Q1 Net Income Pre-tax pre-provision income (1) 3.28% 3.09% 3.19% 2.49% 2.62% 2.83% 2020 ² 2021 ² 2022 ² 2023 ² 2024 ² 2025 Q1 $55.5 $62.2 $68.1 $56.6 $58.1 $15.7 $30.2 $33.1 $34.3 $36.2 $35.8 $9.1 54.3% 53.2% 50.4% 64.0% 61.6% 58.1% 2020 2021 2022 2023 2024 2025 Q1 Income (1) Expense (1) Efficiency(1)

The L. Burwell Gunn Citizenship Award 8 Each year, FVCBank identifies one or more nonprofit organizations to award funds from the L. Burwell Gunn Citizenship Award to support these organizations ongoing efforts to help the communities we serve. This year’s recipient is: The Center for Disaster Philanthropy’s vision: We envision a world where the impact of disasters is minimized by thoughtful, equitable and responsible recovery for all. With our emphasis on medium- and long-term recovery and equity-focused disaster giving, we: Direct financial and technical support where it is needed most. • Provide expert and timely advice from professionals with deep disaster planning, response and preparedness expertise, and experience as philanthropists. • Offer educational resources so you can make informed decisions about where and when to give. Disaster recovery is the process of improving individual, family, and community resiliency after the occurrence of a disaster. Recovery is not only about the restoration of structures, systems, and services – although they are critical. A successful recovery is also about addressing sources of inequitable and unjust outcomes, and individuals and families being able to rebound from their losses and sustain their physical, social, economic, mental, emotional and spiritual well-being. The Center for Disaster Philanthropy

2025 Annual Shareholders’ Meeting May 29, 2025 NASDAQ: FVCB

Appendix: Non-GAAP Financial Measures 10

Appendix: Non-GAAP Financial Measures 11